EXHIBIT 99.1

Interwoven Announces Second Quarter 2004 Results

Pro Forma Profit of $0.02 Per Share;

82 New Customers Purchased Interwoven ECM in Q2

SUNNYVALE, Calif., - July 21, 2004 - Interwoven, Inc. (Nasdaq: IWOV), the world’s next-generation enterprise content management (ECM) company, today announced its financial results for the three and six months ended June 30, 2004.

Interwoven reported total revenues of $39.5 million for the second quarter of 2004, an increase of 6% sequentially from the $37.4 million posted in the quarter ended March 31, 2004, and an increase of 51% from total revenues of $26.2 million for the same period last year. Net loss for the second quarter of 2004, calculated in accordance with generally accepted accounting principles, was $15.6 million, or $0.39 per share, as compared to a net loss of $7.2 million, or $0.28 per share, for the same period last year. The net loss for the second quarter of 2004 included restructuring charges of $11.8 million primarily for excess facilities. On a pro forma basis, Interwoven reported net income of $723,000 for the second quarter of 2004, or $0.02 per share compared to a pro forma net loss of $4.3 million, or $0.17 per share, in the second quarter last year. Pro forma net income (loss) excludes restructuring charges, amortization of stock-based compensation and intangible assets and, in 2003, a charge for in-process research and development.

For the six months ended June 30, 2004, Interwoven reported total revenues of $76.9 million, an increase of 48% from the $51.8 million for the same period last year. Net loss for the six months ended June 30, 2004, calculated in accordance with generally accepted accounting principles, was $22.6 million, or $0.56 per share, as compared to a net loss of $16.3 million, or $0.64 per share, for the same period last year. On a pro forma basis, Interwoven reported net income of $140,000 for the six months ended June 30, 2004, or break-even on a per share basis, compared to a pro forma net loss of $11.4 million, or $0.45 per share, last year. Pro forma net income (loss) excludes restructuring charges, amortization of stock-based compensation and intangible assets and, in 2003, a charge for in-process research and development.

A reconciliation of net loss calculated in accordance with generally accepted accounting principles and pro forma net income (loss), is provided in the tables immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Interwoven believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Interwoven’s consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with generally accepted accounting principles contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

“This past quarter we returned to profitability for the first time since 2001, added 82 new companies to our stellar customer list, and continued to develop and deliver innovative, award-winning ECM products,” said Martin Brauns, chairman and CEO of Interwoven. “Although some license orders slipped out of the quarter, many of which have subsequently closed, I am proud to have hit our overall financial and operating goals.”

Customer Momentum Continues

Interwoven continued its customer momentum in the second quarter. Today, 2,922 customers are using Interwoven products and solutions.

•	New customers selecting Interwoven best-of-breed products and the ECM platform include: Aeroplan Limited Partnership, Deakin University (Australia), Department for Environment and Heritage (Australia), Elsevier Limited, Pepper Hamilton, Pillar Data Systems, Ricoh Business Systems, Stinson Morrison Hecker LLP, The Thomas Kinkade Company, Thompson Coburn LLP, Websense, and Wolf Block Schorr and Solis-Cohen, LLP. New customer growth in the legal vertical market continued worldwide, and per Legal Technology Insider, one of the UK’s leading legal publications, Interwoven now leadership in the UK market with 54 of UK’s top 200 law firms.

•	Interwoven also received re-orders from customers including: Aetna, AT&T Wireless, Citibank NA, Department of Homeland Security-CIS, Juniper Networks, Lloyds TSB Bank PLC UK, New York City Department of Information, and Lehman Brothers. Also, one of the world’s largest law firms, Freshfields Bruckhaus Deringer, which is already a WorkSite customer, expanded its Interwoven WorkSite initiative with the purchase of Interwoven’s E-mail Management solution to enable its attorneys to manage more than 3 million e-mails a year alongside documents in a single, unified, firm-wide repository.

Products / Technology Leadership

Today, Interwoven provides the industry’s best-integrated Enterprise Content Management suite. Interwoven’s ECM platform is critical to enabling key content-rich solutions for the enterprise, including enterprise intranets and portals, corporate governance, marketing content management and Web change management. Interwoven’s solutions leverage the full suite of Interwoven ECM components: Collaboration, E-mail Management, Document Management, Web Content Management, Digital Asset Management, and Records Management.

Interwoven continued to extend its ECM technology leadership in a number of different product and solution areas, and demonstrated market traction with several industry awards and accolades.

•	WorkSite MP 4 – In Q2 2004, Interwoven announced WorkSite MP 4, enterprise-class collaborative document management software for multiple platforms. The new version features improved usability, better business-unit level configurations, and enhanced compliance capabilities. WorkSite MP 4 brings collaborative document management to front-office professionals (including consultants and other domain experts) improving employee effectiveness and productivity, and enabling business managers to easily solve compliance challenges.

•	OpenDeploy 6 – Interwoven released OpenDeploy 6 Distribution Server software, which empowers IT operations managers with an automated solution to streamline and secure all code and content deployment processes, while ensuring the accuracy and version management of sites and applications enterprise-wide. OpenDeploy 6 enables IT operations managers to rapidly deliver incremental changes to an application, rather than re-deploying the entire application.

•	WorkSite 8 Momentum – Since the Q1 launch of Interwoven WorkSite 8, the industry’s first platform designed specifically for matter-centric collaboration in law firms, Interwoven has added 74 new law firms and legal departments representing over 14,000 seats, including the leading Hong Kong firm King & Wood and Bird & Bird in the United Kingdom. WorkSite 8 allows law firms to effectively consolidate all relevant content for any given matter—documents, e-mails, billing information, and contacts—in a single electronic matter file that can be accessed globally.

•	Success of TeamSite 6 Adoption – Interwoven announced that TeamSite 6 Content Server software, the industry’s leading Web content management product, has been adopted by a record number of customers since its release just eight months ago. TeamSite 6 provides the foundation for enterprises implementing Web content management for powering Internet, extranet, and intranet properties. Customers recently upgrading to TeamSite 6 include Canada Post, Energen, and Holland America.

•	Industry-leading SOA Architecture – Interwoven has made available over 200 of its modules as Web services to enable content management functionality in other enterprise applications such as a Siebel CRM system and leading portals from IBM, SAP, BEA, and others. As the only content management provider to incorporate a service-oriented architecture (SOA) into its platform, Interwoven is well positioned to offer enterprises low-cost, fast, and flexible application integration on the back-end.

Solutions

In Q2, Interwoven also introduced several new solutions based on Interwoven’s best-of-breed products, solving business challenges encountered by many enterprises today, including:

•	Web Change Management – In conjunction with the release of the latest version of its leading code and content deployment software, OpenDeploy, Interwoven’s Web Change Management solution helps reduce the cost of managing complex Web-based application environments by automating processes. The Web Change Management solution also provides customers with reporting, version control, and rollback capabilities, ensuring application integrity, and delivering an auditable, historical snapshot of all application changes.

•	Accounting – Interwoven announced its Accounting solution designed to provide tax, audit, and consulting professionals with firm-wide electronic content management to consolidate all forms of content into a single, searchable, and accessible repository. The comprehensive new solution enables accounting firms, for the first time, to consistently manage, search, and retain all firm content in a consistent manner to better control costs, improve visibility into client engagements thereby enhancing customer service and manage risk across the firm.

Partners

In Q2, Interwoven continued to drive solid business through the channel as well as strengthen strategic alliances.

•	BEA – Interwoven announced the availability of new software that enables collaborative document management capabilities within the BEA WebLogic Portal™ 8.1 and on WebLogic Application Server™ 8.1. Deploying on BEA WebLogic Enterprise Platform means that enterprises can now give their employees collaborative document management capabilities to increase their productivity, accelerate mission-critical business processes and projects, and increase compliance and knowledge retention.

•	Adobe / Intel – In Q2, Interwoven launched a worldwide tour and seminar series, titled “Innovate,” in conjunction with Adobe Systems, Intel Corporation, and Landor Associates, a leading branding and design consultancy. “Innovate” introduced a novel approach to address today’s marketing challenges associated with launching brands, products, and packaging in global markets quickly and efficiently. The solution couples technologies and best practices from Adobe Systems, Intel Corporation, Landor, and Interwoven.

Conference Call Information

Interwoven’s second quarter results and its business outlook for the third quarter of 2004 will be discussed today, July 21, 2004 at 2:00 p.m. PT (5:00 p.m. ET).

Live Dial-in #:	(913) 981-4903
Replay #:	(719) 457-0820 or (888) 203-1112
Pass code:	559562

Audio Webcast instructions will be available on Interwoven’s Website at

http://www.interwoven.com/investors.

About Interwoven

Interwoven, Inc. is the world’s next-generation enterprise content management company. Interwoven’s patented, award-winning ECM platform integrates the six pillars of content management: collaboration, e-mail management, document management, Web content management, digital asset management, and records management. Allied with the leading enterprise application providers, the Interwoven ECM platform provides complete, end-to-end content management for more than 2,900 organizations worldwide including Air France, Citibank, Ford, General Electric, Jones Day, Pfizer, Procter & Gamble, and Yamaha. For more information visit www.interwoven.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. All statements other than statements of historical fact are statements that could be deemed as forward-looking statements. Actual results could differ materially from our current expectations as a result of many factors, including: customer acceptance of our enterprise content management solutions and new product releases may be slower than we anticipate; customer spending on enterprise content management initiatives may decline; intense competition in our market which makes our results difficult to predict; Interwoven may not successfully integrate the business of iManage with its own, transition iManage customers or achieve planned synergies; development of certain products and services may not proceed as planned; and the introduction of new products or services by competitors and the ongoing consolidation in our market place could delay or reduce sales. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.

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INTERWOVEN, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
License	$16,502	$10,192	$33,178	$19,343
Support and service	22,993	16,003	43,711	32,438

Total revenues	39,495	26,195	76,889	51,781

Cost of revenues:
License	3,318	465	6,477	1,167
Support and service	9,500	8,182	18,938	16,582

Total cost of revenues	12,818	8,647	25,415	17,749

Gross profit	26,677	17,548	51,474	34,032

Operating expenses:
Sales and marketing	17,557	13,344	35,285	28,267
Research and development	7,713	6,082	15,287	12,004
General and administrative	3,033	3,306	5,970	6,479
Amortization of stock-based compensation	806	493	3,411	1,007
Amortization of intangible assets	1,207	444	2,414	888
In-process research and development	—	599	—	599
Restructuring and excess facilities charges	11,837	1,311	11,837	2,377

Total operating expenses	42,153	25,579	74,204	51,621

Loss from operations	(15,476)	(8,031)	(22,730)	(17,589)

Interest income and other, net	133	1,035	646	1,934

Loss before provision for income taxes	(15,343)	(6,996)	(22,084)	(15,655)

Provision for income taxes	243	198	486	639

Net loss	$(15,586)	$(7,194)	$(22,570)	$(16,294)

Basic and diluted net loss per common share	$(0.39)	$(0.28)	$(0.56)	$(0.64)

Shares used in computing basic and diluted net loss per common share	40,420	25,660	40,278	25,601

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported Net Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$16,502	$—	$16,502	$10,192	$—	$10,192
Support and service	22,993	—	22,993	16,003	—	16,003

Total revenues	39,495	—	39,495	26,195	—	26,195

Cost of revenues:
License	3,318	(2,589)	729	465	—	465
Support and service	9,500	—	9,500	8,182	—	8,182

Total cost of revenues	12,818	(2,589)	10,229	8,647	—	8,647

Gross profit	26,677	2,589	29,266	17,548	—	17,548

Operating expenses:
Sales and marketing	17,557	—	17,557	13,344	—	13,344
Research and development	7,713	—	7,713	6,082	—	6,082
General and administrative	3,033	—	3,033	3,306	—	3,306
Amortization of stock-based compensation	806	(806)	—	493	(493)	—
Amortization of intangible assets	1,207	(1,207)	—	444	(444)	—
In-process research and development	—	—	—	599	(599)	—
Restructuring and excess facilities charges	11,837	(11,837)	—	1,311	(1,311)	—

Total operating expenses	42,153	(13,850)	28,303	25,579	(2,847)	22,732

Income (loss) from operations	(15,476)	16,439	963	(8,031)	2,847	(5,184)
Interest income and other, net	133	—	133	1,035	—	1,035

Income (loss) before income taxes	(15,343)	16,439	1,096	(6,996)	2,847	(4,149)
Provision for income taxes	243	130	373	198	—	198

Net income (loss)	$(15,586)	$16,309	$723	$(7,194)	$2,847	$(4,347)

Net income (loss) per share	$(0.39)		$0.02	$(0.28)		$(0.17)

Shares used in computing pro forma net income (loss) per share**	40,420		41,629	25,660		25,660

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development and the amortization of stock-based compensation and intangible assets.
**	The shares used in computing pro forma net income for the three months ended June 30, 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported Net Loss

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30, 2004			Six Months Ended June 30, 2003
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$33,178	$—	$33,178	$19,343	$—	$19,343
Support and service	43,711	—	43,711	32,438	—	32,438

Total revenues	76,889	—	76,889	51,781	—	51,781

Cost of revenues:
License	6,477	(5,178)	1,299	1,167	—	1,167
Support and service	18,938	—	18,938	16,582	—	16,582

Total cost of revenues	25,415	(5,178)	20,237	17,749	—	17,749

Gross profit	51,474	5,178	56,652	34,032	—	34,032

Operating expenses:
Sales and marketing	35,285	—	35,285	28,267	—	28,267
Research and development	15,287	—	15,287	12,004	—	12,004
General and administrative	5,970	—	5,970	6,479	—	6,479
Amortization of stock-based compensation	3,411	(3,411)	—	1,007	(1,007)	—
Amortization of intangible assets	2,414	(2,414)	—	888	(888)	—
In-process research and development	—	—	—	599	(599)	—
Restructuring and excess facilities charges	11,837	(11,837)	—	2,377	(2,377)	—

Total operating expenses	74,204	(17,662)	56,542	51,621	(4,871)	46,750

Income (loss) from operations	(22,730)	22,840	110	(17,589)	4,871	(12,718)
Interest income and other, net	646	—	646	1,934	—	1,934

Income (loss) before income taxes	(22,084)	22,840	756	(15,655)	4,871	(10,784)
Provision for income taxes	486	130	616	639	—	639

Net income (loss)	$(22,570)	$22,710	$140	$(16,294)	$4,871	$(11,423)

Net income (loss) per share	$(0.56)		$0.00	$(0.64)		$(0.45)

Shares used in computing pro forma net income (loss) per share**	40,278		41,854	25,601		25,601

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development and the amortization of stock-based compensation and intangible assets.
**	The shares used in computing pro forma net income for the six months ended June 30, 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.

Consolidated Balance Sheets

(In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,572	$43,566
Short-term investments	91,862	96,921
Accounts receivable, net	24,299	33,834
Prepaid expenses and other current assets	8,982	8,629

Total current assets	175,715	182,950
Property and equipment, net	6,649	7,403
Goodwill	186,208	185,991
Other intangible assets, net	35,589	43,134
Other assets	2,299	2,347

Total assets	$406,460	$421,825

Liabilities and Stockholders’ Equity
Current liabilities:
Bank borrowings	$759	$1,213
Accounts payable	4,391	4,576
Accrued liabilities	18,489	22,961
Restructuring and excess facilities accrual	16,461	15,733
Deferred revenues	46,872	44,066

Total current liabilities	86,972	88,549

Accrued liabilities	2,538	912
Restructuring and excess facilities accrual	32,212	31,430

Total liabilities	121,722	120,891

Commitments and contingencies

Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	695,008	693,773
Deferred stock-based compensation	(3,891)	(9,564)
Accumulated other comprehensive income (loss)	(509)	25
Accumulated deficit	(405,910)	(383,340)

Total stockholders’ equity	284,738	300,934

Total liabilities and stockholders’ equity	$406,460	$421,825